                                                                   EXHIBIT 21


                LINCOLN ELECTRIC HOLDINGS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

The Company's significant subsidiaries, all of which are included in its consolidated financial statements, are listed in the following table:

                                                              COUNTRY OF                       PERCENT
                 NAME                                       INCORPORATION                     OWNERSHIP
                 ----                                       -------------                     ---------
The Lincoln Electric Company                          United States                              100
Harris Calorific Limited                              Ireland                                    100
Harris Calorific S.r.l.                               Italy                                      100
Harris Calorific, Inc.                                United States                              100
Indalco Alloys, Inc.                                  Canada                                     75
Kaynak Teknigi Sanayi ve Ticaret A.S.                 Turkey                                     50
Lincoln Electric (Shanghai Holdings) Pte. Ltd.        People's Republic of China                 84
Lincoln Electric (U.K.) Limited                       United Kingdom                             100
Lincoln Electric Company (Australia)
   Proprietary Limited                                Australia                                  100
Lincoln Electric Company of Canada Limited            Canada                                     100
Lincoln Electric Do Brasil Ltda.                      Brazil                                     100
Lincoln Electric France S.A.                          France                                     100
Lincoln Electric Italia S.r.l.                        Italy                                      100
Lincoln Electric Mexicana, S.A. de C.V.               Mexico                                     100
Lincoln Electric Manufactura, S.A. de C.V.            Mexico                                     100
Lincoln Electric Norge AS                             Norway                                     100
Lincoln Electric Philippines, Inc.                    The Philippines                            60
Lincoln Global Inc.                                   United States                              100
Lincoln Smitweld B.V.                                 The Netherlands                            100
Lincoln Smitweld GmbH                                 Germany                                    100
Lincoln-KD, S.A.                                      Spain                                      100
PT Lincoln Austenite Indonesia                        Indonesia                                  60
Sacit S.r.l.                                          Italy                                      100
The Lincoln Electric Company
    (Asia Pacific) Pte. Ltd.                          Singapore                                  100

The Company has omitted the names of its subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" within the meaning of Rule 1-02 contained in Regulation S-X.


                                       43